U.S. SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                FORM 8-K/A
                             (Amendment No. 3)

                               CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2000

                              EVERLERT, INC.
      (Exact name of registrant as specified in its charter)

                                 Nevada
      (State or jurisdiction of  incorporation or organization)

                                000-28177
                        (Commission File Number)

                                91-1886117
                (I.R.S. Employer Identification Number)

1201 East Warner Avenue, Santa Ana, California                 92705
  (Address of principal executive offices)                   (Zip Code)

               Registrant's telephone number:  (714) 966-0710

 (Former name or former address, if changed since last report)


ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) Effective on or about May 11, 2000, the independent accountant who was previously engaged as the principal accountant to audit the Registrant's financial statements, James E. Slayton, C.P.A., was dismissed. The decision to change accountants was approved by the Board of Directors. Mr. Slayton audited the Registrant's financial statements for the fiscal years 1998 and 1999. Mr. Slayton's report on these financial statements was modified as to uncertainty that the Registrant will continue as a going concern; other than this, this accountant's report on the financial statements for the past two years neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

(b) Effective on May 11, 2000, the firm of L.L. Bradford & Company was engaged to serve as the new principal accountants to audit the Registrant's financial statements for the 1998 and 1999 fiscal years. This engagement was based on a determination by the Registrant in preparing the unaudited financial statements for the quarter ended March 31, 2000 that its statements did not reconcile with those prepared by Mr. Slayton for the fiscal year ended December 31, 1999. The decision to retain the new firm was approved by the Board of Directors. During the Registrant's two most recent fiscal years, and the subsequent interim period prior to engaging those accountants, neither the Registrant (nor someone on its behalf) consulted the newly engaged accountants regarding any matter in connection with the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements.

(c) There were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within the Registrant's two most recent fiscal years and the subsequent interim period preceding the former accountant's dismissal. In addition, during the Registrant's two most recent fiscal years and any subsequent interim period preceding the dismissal of Mr. Slayton, other than as set forth below, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

In a letter to the SEC, dated December 7, 2000, Mr. Slayton stated the following with regard to the Registrant:

"I disagreed with management on the valuation of assets purchased in a two part transaction. Everlert purchased the patent rights of Nuco, who had purchased the patent rights from Safe at Home, Inc. Management wanted to report these assets at a share valuation of $0.50 per share for 12,000,000 shares of its common stock. However, it is my belief that the correct valuation should have been approximately $396,000 per APB Opinion 16, as all three companies were under common control."

The Registrant's current independent accountants are reviewing the effect on the financial statements if the method had been followed which the former accountant apparently would have concluded was required and what changes, if any, to the audited financial statements of the Registrant for the fiscal year ended December 31, 1999 are required.

(d) The Registrant has requested Mr. Slayton to respond to the Securities and Exchange Commission regarding his agreement with the statements made by the Registrant in response to Item 304(a)(1) of Regulation S-B and he has provided the letter set forth in Exhibit 16 below.

                               SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       Everlert, Inc.



Dated: February 7, 2001                By: /s/ James J. Weber
                                       James J. Weber, President

                             EXHIBIT INDEX

Number                       Exhibit Description

16      Letter on Change in Certifying Accountant (see below).


James E. Slayton, CPA
2858 West Market Street, Suite C
Fairlawn, Ohio 44333
(330) 864-3553


January 31, 2001


Securities and Exchange Commission
Chief Accountant
Washington, D.C. 20549

Dear Madame/Sir:

I have been notified that I have been replaced as the accountant for Everlert, Inc. (the Company). I previously reported on the Company's financial statements for the period ending December 31, 1999. The letter terminating my appointment was dated October 9, 2000.

The audit report dated December 31, 1999 was unqualified except for an explanatory paragraph on going concern.

I have read the Company's statements contained in the amended Form 8-K and agree with them except that I am not in a position to agree with the Company's statement that the change was approved by the Board of Directors, that the Company's unaudited statements did not reconcile with December 31, 1999 statements or that L.L. Bradford & Company, CPA was not engaged regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).

Sincerely,



/s/  James E. Slayton
James E. Slayton